Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Qumu Corporation:
We consent to the incorporation by reference in the registration statements (No. 333-215549, 333-206270, 333-197520, 333-161262, 333-147344, 333-34788, 333-53875, 333-69550, 333-106901, 333-127244, 333-176145, 333-177836, 333-187616 and 333-226694) on Form S-8 and (No. 333-215551, 333-213070, 333-224200 and 333,233470) on Form S-3 of Qumu Corporation and subsidiaries of our report dated March 15, 2019, with respect to the consolidated balance sheet of Qumu Corporation as of December 31, 2018, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), which report appears in the December 31, 2018 annual report on Form 10-K of Qumu Corporation.

Our report refers to a change in the method of accounting for revenue.

/s/ KPMG LLP

Minneapolis, Minnesota
March 6, 2020